Exhibit 99.1

	October 27,	Pro Forma
	2017	Adjustments	As Adjusted
		(unaudited)	(unaudited)
ASSETS
Current assets
Cash	$1,596,997	$-	$1,596,997
Prepaid expenses	15,000	-	15,000
Total current assets	1,611,997	-	1,611,997

Cash held in trust account	300,000,000	30,000,000	330,000,000
Total assets	$301,611,997	$30,000,000	$331,611,997

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accrued offering costs	$22,353	$-	$22,353
Sponsor note	250,700	-	250,700
Total current liabilities	273,053	-	273,053
Deferred underwriter compensation	10,500,000	1,650,000	12,150,000
Total liabilities	10,773,053	1,650,000	12,423,053
Commitments and contingencies
Common stock subject to possible redemption, 28,583,894 and 31,418,894 shares at redemption value	285,838,940	28,350,000	314,188,940
Stockholders' Equity
Preferred stock, $0.0001 par value; 1,000,000 authorized; none issued and outstanding	-	-	-
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 1,416,106 and 1,581,106 shares issued and outstanding (excluding 28,583,894 and 31,418,894 shares subject to possible redemption)	142	16	158
Class B convertible common stock, $0.0001 par value; 20,000,000 shares authorized; 8,625,000 and 8,250,000 shares issued and outstanding	863	(38)	825
Additional paid-in capital	5,000,688	22	5,000,710
Accumulated deficit	(1,689)	-	(1,689)
Total stockholders' equity	5,000,004	-	5,000,004
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$301,611,997	$30,000,000	$331,611,997